United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant’s Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On October 1, 2009, Chesapeake Utilities Corporation (the “Company”) was notified that the audit practice of Beard Miller Company LLP (“Beard”), an independent registered public accounting firm, was combined with ParenteBeard LLC (“ParenteBeard”) in a transaction pursuant to which Beard combined its operations with ParenteBeard and certain of the professional staff and partners of Beard joined ParenteBeard either as employees or partners of ParenteBeard. In connection with the combination, Beard proposed that the Company engage ParenteBeard to serve as the Company’s independent registered public accounting firm. On October 1, 2009, as a result of the combination, Beard ceased conducting business independent of ParenteBeard and resigned as the auditors of the Company. On October 1, 2009, the Audit Committee of the Company’s Board of Directors approved the engagement of ParenteBeard to serve as its independent registered public accounting firm.
Prior to engaging ParenteBeard, the Company had not consulted with ParenteBeard regarding (a) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on the Company’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue or (b) a disagreement or reportable event as described under Item 304(a)(2)(ii) of Regulation S-K.
The reports of the independent registered public accounting firm of Beard regarding the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no (a) disagreements, as described under Item 304(a)(1)(iv) of Regulation S-K, with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beard, would have caused Beard to make reference to such disagreement in their reports on the Company’s consolidated financial statements for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.
The Company provided Beard with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Beard furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 1, 2009, is filed as Exhibit 16.1 herewith.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 16.1 — Letter from Beard Miller Company LLP to the Securities and Exchange Commission dated October 1, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Chesapeake Utilities Corporation

By:	/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer
Date: October 5, 2009